UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive

Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 8, 2006, West Marine, Inc. announced its consolidated financial results for the 13-week period (second quarter) ended July 1, 2006 and for the 26-week period ended July 1, 2006. A copy of this press release is attached hereto as Exhibit 99.1.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, except if West Marine specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

During the second quarter of 2006, West Marine incurred a non-cash asset impairment charge based on management’s ongoing analysis of underperforming stores. Based on this analysis of markets across the country, management has identified stores with no reasonable expectation of significant positive cash flow over the near term. On August 4, 2006, the Board of Directors approved management’s recommendation to close between 30 and 40 stores during the remainder of 2006.

West Marine expects to incur additional expenses ranging from approximately $8 million to $10 million pre-tax in conjunction with the store closings in 2006. The costs relate to lease contract termination costs of approximately $6 million to $7 million and other associated costs such as one-time termination benefits and other exit costs of approximately $2 million to $3 million. These costs will be recorded in the third and fourth quarters of the current fiscal year. The termination benefits and the lease termination costs will require cash expenditures.

The actions described above include estimates of amounts and the timing of activities and are subject to change as the various activities are finalized. Although we currently expect that the above-described charges will be recognized in 2006, some charges may be recognized in future periods if the related expenses are incurred during those periods.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 4, 2006, Diane Greene submitted her resignation from the Board of Directors of West Marine, Inc. Ms. Greene has served as a director of West Marine since 2004 and was a member of West Marine’s Governance and Compensation Committee. Ms. Greene’s departure is not related to any dispute with West Marine, nor is it related to any accounting or financial reporting issue.

Item 9.01.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibit:

99.1	Press Release dated August 8, 2006 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: August 8, 2006	By:	/s/ Peter Van Handel
Peter Van Handel Vice President of Finance and Controller (Chief Accounting Officer)